UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2022

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2022, Fidus Investment Corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Fidus Investment Advisors, LLC and Raymond James & Associates, Inc. and B. Riley Securities, Inc., as sales agents and/or principals thereunder (the “Sales Agents”). Under the Equity Distribution Agreement, the Company may, but has no obligation to, issue and sell, from time to time, up to $50,000,000 in aggregate offering price of shares of its common stock, par value $0.001 per share (the “Shares”), through the Sales Agents, or to them, as principals for their own accounts. The Company intends to use the net proceeds from this “at-the-market” offering to repay certain outstanding indebtedness, make investments in lower middle-market companies in accordance with its investment objective and strategies, and for working capital and general corporate purposes.

Sales of the Shares, if any, will be made under the prospectus supplement, dated November 10, 2022 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated May 3, 2021 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method that is deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, or similar securities exchange, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

Under the terms of the Equity Distribution Agreement, the Sales Agents will receive a commission from the Company up to 1.50% of the gross sales price of any Shares sold through the Sales Agents under the Equity Distribution Agreement and reimbursement of certain expenses. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions.

Further details regarding the Equity Distribution Agreement and the “at-the-market” offering are set forth in the Prospectus Supplement.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-253525) and the Prospectus.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Equity Distribution Agreement and the Prospectus is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP.

10.1	Equity Distribution Agreement, dated November 10, 2022, by and among Fidus Investment Corporation, Fidus Investment Advisors, LLC, Raymond James & Associates, Inc. and B. Riley Securities, Inc.

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2022	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary